Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 21, 2021, in the Registration Statement (Form S-1) and related Prospectus of Pyxis Oncology, Inc. dated September 17, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 17, 2021